Proxy - Schedule 14A Information Cover
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                 SiriCOMM, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                    -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1. Title of each class of securities to which transaction applies:
         _____________________________________________________________________

         2. Aggregate number of securities to which transaction applies:
         _____________________________________________________________________

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         _____________________________________________________________________

         4. Proposed maximum aggregate value of transaction:
         _____________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:___________________________________________

         2. Form, Schedule or Registration Statement No.:_____________________

         3. Filing Party:_____________________________________________________

         4. Date Filed:_______________________________________________________

                                 SIRICOMM, INC.
                         2900 Davis Boulevard, Suite 130
                             Joplin, Missouri 64804


                            NOTICE OF ANNUAL MEETING
--------------------------------------------------------------------------------

                                                                  April 20, 2004

         NOTICE IS HEREBY given that the Annual Meeting of the stockholders of SiriCOMM, Inc. (the "Company") will be held at 2900 Davis Boulevard, Suite 130, Joplin, Missouri 64804 on Tuesday, May 11, 2004 at 3:00 P.M. for the following purposes:

1.       To elect a Board of Directors.

2. To ratify the selection of the Company's independent certified public accountants for the current fiscal year.

3. To transact such other business as may properly come before the meeting.

         Only stockholders of record as of the close of business on March 23, 2004 will be entitled to notice of and to vote at the annual meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company's corporate offices for a period of ten days prior to the Annual Meeting.

         Your attention is directed to the attached Proxy Statement and the enclosed Annual Report of the Company for the fiscal year ending September 30, 2003.

         Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

         THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.

                                              By Order of the Board of Directors

                                              J. Richard Iler, Secretary

                                 SIRICOMM, INC.
                         2900 Davis Boulevard, Suite 130
                             Joplin, Missouri 64804


                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                                                                  April 20, 2004

         This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the 2004 Annual Meeting of stockholders (the "Meeting") of SiriCOMM, Inc. (the "Company") or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The proxy statement and enclosed form of proxy are first being mailed to stockholders on or before April 20, 2003. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date and return same immediately.

         Shares of the Company's common stock, $.001 par value (the "Common Stock"), represented by valid proxies in the enclosed form, executed and received in time for the meeting, will be voted as directed, or if no direction is indicated, will be voted for the election as directors of the nominees described herein. Proxies are being solicited by mail, and, in addition, officers and regular employees of the Company may solicit proxies by telephone or personal interview. As is customary, the expense of solicitation will be borne by the Company. The Company will also reimburse brokers for the expenses of forwarding proxy solicitation material to beneficial owners of shares held of record by such brokers. Your prompt cooperation is necessary in order to insure a quorum and to avoid expense and delay.

         PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED EITHER BY WRITTEN NOTICE DELIVERED TO THE SECRETARY OF THE COMPANY OR BY VOTING AT THE MEETING IN PERSON.

         The mailing address of the principal executive offices of the Company is 2900 Davis Boulevard, Suite 130, Joplin, Missouri 64804. The annual report of the Company for the fiscal year ended September 30, 2003 ("Fiscal 2003") including consolidated financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations, accompanies this proxy statement.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Company's bylaws provide that the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the Board of Directors. Directors need not be stockholders.

         Proxies are solicited in favor of the five nominees named below, all of whom are now serving as directors. In the event one or more of the nominees is unable to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. The Company is unaware of any information that would indicate that any of the nominees will be unable to serve and is not presently considering any additional persons to serve on the Board.

                                                                       Director
Name                       Age          Position                        Since
----                       ---          --------                        -----
Henry P. (Hank) Hoffman    51       President, CEO and                   2002
                                    Chairman
David N. Mendez            41       Executive Vice President -           2002
                                    Sales and Marketing and
                                    a Director
Kory S. Dillman            31       Executive Vice President -           2002
                                    Internet Business
                                    Development and a Director
J. Richard Iler            51       Chief Financial Officer, Director    2003
Terry W. Thompson          51       Director                             2003

         Directors are elected to serve until the next Annual Meeting of shareholders and until their successors have been elected and qualified. The Company's officers are appointed by the Board of Directors and hold office at the will of the Board.

Henry P. (Hank) Hoffman

         Mr. Hoffman was appointed President and CEO of the Company on November 21, 2002. On that same date Mr. Hoffman was elected to the Board of Directors of the Company and to serve as its Chairman. Mr. Hoffman co-founded SiriCOMM in January 2000 and has been its President, CEO and Chairman since SiriCOMM's inception. Mr. Hoffman has over twenty years experience in the transportation industry. From September 1, 1996 to January 21, 2000 Mr. Hoffman was President and Chief Operating Officer of Hook Up, Inc. of Joplin, MO, a small niche motor carrier. From 1990 to 1995 Mr. Hoffman was President and COO of Tri-State Motor Transit, the nation's largest transporter of munitions for the U.S. Government.

         Prior to his term at Tri-State, he served in several Operations/Management positions with both Schneider National, Inc. and Viking Freight System. As an industry leader he has been a Vice President of the American Trucking Associations, President and Chairman of the Board of the Munitions Carriers Conference, member of the Board of Directors of the National Automobile Transporters Association, and Forum Co-Chairman of the National Defense Transportation Association. Prior to his trucking industry career, Mr. Hoffman served as an officer in the United States Army Field Artillery for six years where he completed two command assignments. Mr. Hoffman earned a Bachelor of Science degree from the United States Military Academy, West Point, NY and a Master of Business Administration from the University of Wisconsin, Oshkosh, WI.

David N. Mendez

         Mr. Mendez was appointed Executive Vice President - Sales and Marketing on November 21, 2002. On that same date Mr. Mendez was also elected a director of the Company. Mr. Mendez co-founded SiriCOMM in April 2000 and has been its Executive Vice President Sales and Marketing and a director since SiriCOMM's inception. Mr. Mendez has over nine years experience in telecommunications sales and marketing. Mr. Mendez's telecommunications expertise focuses on domestic and international data communication networks including Frame Relay and ATM infrastructures and Internet and intranet networks. From October 1998 to February 2000 he was National Sales Manager for DRIVERNet where he managed such national accounts as Ford, Kenworth, Peterbilt, Paccar Corporation, and Cue Paging. From 1995 to 1998 Mr. Mendez worked as a Major Account Manager for Sprint. Mr. Mendez graduated with a Bachelor of Science degree from Southwest Missouri State University, Springfield, MO.

Kory S. Dillman

         Mr. Dillman was appointed Executive Vice President - Internet Business Development on November 21, 2002. On that same date Mr. Dillman was also elected a director of the Company. Mr. Dillman co-founded SiriCOMM in April 2000 and has been its Executive Vice President - Internet Business Development and a director since SiriCOMM's inception. From 1996 to 1999 Mr. Dillman was Creative Director for DRIVERNet. In that position he produced intranet and Internet applications for DRIVERNet and its customers. He developed specific web-based products for Volvo Trucks North America, Kenworth, Peterbilt, Ambest, Caterpillar Engines, and TravelCenters of America. Prior to joining DRIVERNet Mr. Dillman was Art Director for Wendfall Productions. In this position he managed development for Sony Music and Ardent Records. Mr. Dillman earned a Bachelor of Fine Arts degree from the University of Tulsa, Tulsa, OK.

J. Richard Iler

         Mr. Iler was appointed Chief Financial Officer and elected to the Board of Directors in April 2003. From 2001 through 2003, Mr. Iler was managing director of a private equity fund responsible for financing activities, management consulting and investor relations of the funds portfolio companies. From 1998 through 2001, Mr. Iler was Chief Financial Officer of United American e-Health Technologies, a publicly traded company. Mr. Iler assisted this company in raising capital and preparation of regulatory filings. Mr. Iler graduated form Grand Valley State University in Allendale, Michigan with a B.S. and attended South Texas College of Law in Houston, Texas.


Terry W. Thompson

         Mr. Thompson was elected to the Board of Directors in August 2003. In 2002, Mr. Thompson retired as President of Jack Henry and Associates, a provider of integrated computer systems and processor of ATM and debit card transactions for banks and credit unions. Mr. Thompson joined Jack Henry in 1990 as Chief Financial Officer was appointed President in 2001 guiding the Company from $15 million in revenues to more than $365 million and from 98 employees to 2300 employees. It is anticipated that Mr. Thompson will be named Chairman of the Company's Audit Committee, when organized.

                                 PROPOSAL NO. 2
                           TO RATIFY THE SELECTION OF
                            BAIRD KURTS & DOBSON LLP
                   AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has recommended that Baird Kurts & Dobson LLP be retained as the Company's independent certified public accountants for the fiscal year ending September 30, 2004. Although this recommendation is not required to be submitted to a vote of stockholders, the Board of Directors believes it appropriate as a matter of policy that this recommendation be submitted for ratification at the Company's annual meeting. In the event the stockholders do not ratify the retention of Baird Kurts & Dobson LLP, the selection of other independent auditors will be considered by the Board of Directors. See "Relationship with Independent Certified Public Accountants".

Stockholder Vote Required

         The affirmative vote of the holders of a majority of the shares present in person and by proxy and voting at the Meeting is required for ratification of the selection of independent certified public accountants.

         The Board of Directors recommends a vote FOR ratification of the selection of Baird Kurts & Dobson LLP.

                        VOTING SECURITIES AND RECORD DATE

         Holders of Common Stock of the Company of record at the close of business on March 23, 2004 are entitled to notice and to vote at the Annual Meeting. At the close of business on March 23, 2004 the Company had 15,306,311 shares of Common Stock outstanding, for which each holder is entitled to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 23, 2004, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company, as a group:

                    Amount and Nature of Beneficial Ownership

                                       Amount of                Percent of
Name and Address                Beneficial Ownership(1)  Beneficial Ownership(2)
----------------                -----------------------  -----------------------
Henry P. Hoffman                      5,762,303                  37.6%
2900 Davis Boulevard, Suite 130
Joplin, MO  64804

David N. Mendez                       1,098,331                   7.2%
2900 Davis Boulevard, Suite 130
Joplin, MO  64804

Kory S. Dillman                       1,023,535                   6.7%
2900 Davis Boulevard, Suite 130
Joplin, MO  64804

J. Richard Iler(3)                      145,000                   0.9%
12 Jennifer Drive
Westford, MA  01886

Terry W. Thompson(4)                    320,884                   2.1%
406 N. Belaire
Monett, MO  65708

All Directors and Officers as
a Group (5 Persons)(3)(4)             8,350,053                  53.5%
------------------

(1) Except as otherwise indicated, includeotal number of shares outstanding and the number of shares which each person has the right to acquire within 60 days through the exercise of warrants or the conversion of Preferred Stock pursuant to Item 403 of Regulation S-B and Rule 13d-3(d)(1), promulgated under the Securities Exchange Act of 1934.

(2)   Based upon 15,306,311 shares issued and outstanding.

(3) Includes 125,000 and 20,000 shares which may be obtained by Mr. Iler upon the exercise of a like number of options exercisable at $1.00 and $1.49 per share, respectively.

(4) Includes 50,000 shares which may be obtained by Mr. Thompson upon the exercise of a like number of options exercisable at $1.00 per share and 150,000 shares which may be obtained by Mr. Thompson upon the exercise of a like number of warrants exercisable at $2.00 per share.

         As ownership of shares of the Company's common stock by each of the Company's directors and executive officers is included within the foregoing table, and as the Company currently employs no additional executive officers, no separate table has been provided to identify Company stock ownership by management personnel.
                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2003 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

                    INFORMATION CONCERNING BOARD OF DIRECTORS
                                 AND COMMITTEES

General

         The Board of Directors held two meetings during Fiscal 2003. During Fiscal 2003, the Company paid no director's fees. All directors are reimbursed for travel and other expenses relating to attendance at board meetings. Directors who are officers of the Company receive no additional compensation for service on the Board. During Fiscal 2004 the business of the Board of Directors will be conducted, as needed, by direct discussion and unanimous resolution.

         Our Board of Directors has not designated one of its members to serve as its financial expert. Further, our Board of Directors has not established an audit committee. At or before this meeting we expect to establish an audit committee and consider designation of Terry W. Thompson as an independent member of the Board to serve as our financial expert and Chairman of this committee.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding the compensation of the Company's executive officers whose total salary and bonus for the year ended September 30, 2003 exceeded $100,000. The Company's Board of Directors set the referenced periodic compensation.

                                                SUMMARY COMPENSATION TABLE

                                                                                                   Long Term
                                                                      Annual Compensation        Compensation
                                                               ------------------------------ -------------------
                                                Fiscal Year
                                                   Ended
Name and Principal Position                    September 30      Salary ($)      Bonus ($)      Options/SARS (#)
---------------------------                    ------------      ----------      ---------      ----------------
Henry P. Hoffman (a)                               2003         $  150,000           -                  -
President, CEO and Chairman                        2002            118,269           -                  -

David N. Mendez (b)                                2003            125,000           -                  -
EVP- Sales and Marketing and Director              2002             93,750           -                  -

Kory S. Dillman (b)                                2003            125,000           -                  -
EVP - Internet Business Development                2002             98,558           -                  -
and Director
--------------------

(a) includes $68,750 in accrued and unpaid compensation.
(b) includes $57,292 in accrued and unpaid salary

Employment Contracts

         We have employment agreements with three of our executive officers, Henry P. Hoffman, David N. Mendez and Kory S. Dillman.

         Mr. Hoffman's employment agreement, dated February 19, 2002 has an initial term of three (3) years and a base annual salary of $150,000. Thereafter the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors. This agreement also provides for a monthly car allowance to be fixed by and paid at the sole discretion of the Company's Board of Directors.

         Mr. Mendez' employment agreement, dated February 19, 2002 has an initial term of three (3) years and a base annual salary of $125,000. Thereafter the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors. This agreement also provides for a monthly car allowance to be fixed by and paid at the sole discretion of the Company's Board of Directors.

         Mr. Dillman's employment agreement, dated February 19, 2002 has an initial term of three (3) years and a base annual salary of $115,000, which has been increased to $125,000. Thereafter the agreement automatically renews for additional one-year periods. Bonuses, if any, are to be paid at the sole discretion of our Board of Directors. This agreement also provides for a monthly car allowance to be fixed by and paid at the sole discretion of the Company's Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as set forth below, there have neither occurred within the last three years, nor are there any pending or proposed, direct or indirect material transactions between us and any of our directors, executive officers or controlling shareholders outside the ordinary course of our business at the same prices as with unaffiliated companies.

         From December 2002 through September 2003, the Company borrowed an aggregate of $375,000 from unaffiliated third parties. In connection with these loans, the Company issued the lenders an aggregate 137,782 shares of its common stock. In connection with these loans, the Company's CEO issued an aggregate of 375,000 options to purchase shares of his own stock at $1.00 per share. On August 8, 2003 Mr. Terry Thompson, who had lent the Company an aggregate of $50,000 and received 19,684 of these shares and 50,000 of the aforementioned options, was elected a director of the Company. The shares were issued under the exemption from registration provided in Section 4(2) of the Securities Act of 1933. The lenders represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities and appropriate legends were affixed to the certificates. The Company utilized the proceeds of these loans for general working capital purposes.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors of SiriCOMM, Inc. elected to change auditors for the fiscal year ended September 30, 2004. The Board of Directors elected to engage Baird Kurts & Dobson LLP to serve as the Company's independent public accountants for the fiscal year ended September 30, 2004 ("Fiscal 2004"). The Company's Board of Directors has recommended their appointment for the fiscal year ending September 30, 2003.

         The Audit Committee also approved a resolution restricting the utilization of Baird Kurts & Dobson LLP for certain non-audit matters other than tax and merger and acquisition related services. The Board of Directors also adopted a policy prohibiting the Company from hiring Baird Kurts & Dobson LLP personnel at the management or partner level who have been directly involved in performing auditing procedures or providing accounting advice to the Company.

         A representative of the firm of Baird Kurts & Dobson LLP is expected to be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

                                  ANNUAL REPORT

         The Company's annual report for the year ended September 30, 2003 is enclosed herewith.

A COPY OF THE COMPANY'S FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO:

                           SiriCOMM, Inc.
                           2900 Davis Boulevard, Suite 130
                           Joplin, MO  64804

                              STOCKHOLDER PROPOSALS

         Stockholders that intend to present proposals at the next annual meeting to be held in 2005 must submit their proposals to the Secretary of the Company by March 1, 2005 in order to have them included in the proxy for that meeting.

                                 OTHER BUSINESS

         So far as is known to management at the date of this proxy statement, there is no matter other that those described above to be acted on at the meeting. However, it is intended that if other matters come up for action at the meeting or any adjournments thereof, the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.


                                                          SIRICOMM, INC.
                                                          J. Richard Iler
                                                          Secretary

                                     [FRONT]

                                                                           PROXY

                                 SIRICOMM, INC.
                         2900 Davis Boulevard, Suite 130
                             Joplin, Missouri 64804

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints Henry P. Hoffman and J. Richard Iler as proxies, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated on the reverse side, all of the shares of common stock of SiriCOMM, Inc. held of record by the undersigned on March 23, 2004, at the annual meeting of stockholders to be held on May 11, 2004 or any adjournment thereof.

                                     [BACK]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. ELECTION OF DIRECTORS

Nominees:     Henry P. (Hank) Hoffman, David N. Mendez, Kory S. Dillman,
              J. Richard Iler and Terry W. Thompson

                    [ ] FOR                          [ ] WITHHELD
                  all nominees                     from all nominees

FOR, except vote withheld from the following nominee(s):


2. To ratify the selection of Baird Kurts & Dobson LLP to serve as the Company's independent certified public accountants.

                  For [ ]           Against [ ]          Abstain [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are by joint tenants, both should sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



         -----------------------------------                 -------------------
                  Signature                                           Date


         -----------------------------------                 -------------------
                  Signature                                           Date